Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
TXNM Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Type	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	(1)	Debt	Debt Securities	Rule 457(r)
Fees to be Paid	(2)	Equity	Common Stock, no par value	Rule 457(r)
Fees to be Paid	(3)	Equity	Preferred Stock, no par value	Rule 457(r)
Fees to be Paid	(4)	Other	Warrants	Rule 457(r)
Fees to be Paid	(5)	Other	Securities Purchase Contracts	Rule 457(r)
Fees to be Paid	(6)	Other	Units	Rule 457(r)
		N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities		N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
		Total Offering Amounts					$0.00		$0.00
		Total Fees Previously Paid							$0.00
		Total Fees Offsets							$0.00
		Net Fee Due							$0.00

(1)a. An indeterminate aggregate initial offering price and number of shares or amount of securities of each identified class is being registered as may, from time to time, be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. b. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, TXNM Energy, Inc. is deferring payment of all of the registration fee, which will be calculated based on the fee rate in effect at the time of such fee payment.

(2)a. An indeterminate aggregate initial offering price and number of shares or amount of securities of each identified class is being registered as may, from time to time, be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. b. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, TXNM Energy, Inc. is deferring payment of all of the registration fee, which will be calculated based on the fee rate in effect at the time of such fee payment.

(3)a. An indeterminate aggregate initial offering price and number of shares or amount of securities of each identified class is being registered as may, from time to time, be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. b. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, TXNM Energy, Inc. is deferring payment of all of the registration fee, which will be calculated based on the fee rate in effect at the time of such fee payment.

(4)a. An indeterminate aggregate initial offering price and number of shares or amount of securities of each identified class is being registered as may, from time to time, be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. b. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, TXNM Energy, Inc. is deferring payment of all of the registration fee, which will be calculated based on the fee rate in effect at the time of such fee payment. c. The warrants covered by this registration statement may be warrants to purchase common stock, preferred stock or debt securities.

(5)a. An indeterminate aggregate initial offering price and number of shares or amount of securities of each identified class is being registered as may, from time to time, be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. b. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, TXNM Energy, Inc. is deferring payment of all of the registration fee, which will be calculated based on the fee rate in effect at the time of such fee payment.

(6)a. An indeterminate aggregate initial offering price and number of shares or amount of securities of each identified class is being registered as may, from time to time, be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. b. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, TXNM Energy, Inc. is deferring payment of all of the registration fee, which will be calculated based on the fee rate in effect at the time of such fee payment. c. Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities registered hereby, which may or may not be separable.